NYFIX ACQUIRES FIXCITY

Transaction Enables NYFIX to Deliver a Unique Liquidity Discovery Solution

New York and London (April 9, 2008): NYFIX, Inc. (Nasdaq: NYFX), a trusted provider of innovative solutions that optimize trading efficiency, has today announced the acquisition of UK-based FIXCITY, a specialist in web-based electronic trading and liquidity discovery solutions. FIXCITY's flagship product ioinet is used by over 120 firms with desktop presence on 70 of Europe's premier buy-side institutions. ioinet is highly regarded for its sophisticated IOI (indications of interest) analysis, filtering, and alerting capabilities.

NYFIX will combine its IOI workflow expertise with FIXCITY's front end technology to deliver a unique liquidity discovery solution that will enable clients to swiftly capitalize on trading opportunities. Further differentiating the solution will be the depth of global IOI content that will result from the unification of the ioinet and NYFIX Marketplace communities and the resulting number of direct channels that will be integrated into buy-side desktops.

This acquisition is a continuation of NYFIX's strategy to aggregate liquidity for its clients and provide them with the real-time information they need to make the best trading decisions. This acquisition also adds significantly to NYFIX's global client base on the heels of the Company's recent launch of Euro Millennium, a neutral dark pool for Pan-European equities.

Commenting on the acquisition, Howard Edelstein, CEO, NYFIX, said: We are constantly trying to help our clients find the best trading opportunities in this increasingly fragmented market and are seeing the resurgence of IOIs as a primary source for liquidity discovery. FIXCITY has powerful, client-proven technology that addresses this challenge and I am looking forward to harnessing the power of our respective technologies, expertise, and global reach to deliver world-class trading solutions to our clients.

Bob Moitoso, Global Head of the FIX Division at NYFIX, said: NYFIX and FIXCITY have become leaders in the IOI business with different approaches. While NYFIX focused on delivering high quality IOIs directly into the buy-side trader's order management system for workflow efficiencies, FIXCITY approached it from a front-end analytical perspective. The reality is that clients want both - integration into their workflows, as well as visibility and control. We will combine our offerings to deliver a compelling and cost effective solution to the global trading community.

Paul Scott, Director, FIXCITY, added: This acquisition brings a wealth of advantages to our respective clients. Our enlarged community can look forward to greater global reach, including significant amounts of liquidity from NYFIX's sell-side Marketplace clients, and access to ioinet's advanced IOI analysis, filtering, and alerting functionality. With our combined team of forward-thinking professionals, we will continue to break new ground in delivering the best solutions possible for finding global sources of liquidity.

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX Marketplace is a global community of trading counterparties utilizing innovative services that optimize the business of trading. The NYFIX Millennium ATS provides the Marketplace community with new methods of accessing liquidity. NYFIX also provides real-time information and analytic services for liquidity discovery. A trusted business partner to buy-side and sell-side alike, NYFIX enables ultra-low touch, low impact market access and end-to-end transaction processing. NYFIX International Limited, a subsidiary of NYFIX, Inc., is the operator of Euro Millennium, and is authorized and regulated by the UK Financial Services Authority, FRN 400884. Please visit http://www.nyfix.com for more information about NYFIX and www.thinkliquidity.com for more information about Euro Millennium.

About FIXCITY

FIXCITY is a global software provider and consultancy offering leading FIX IOI (Indications of Interest) delivery solutions and providing analysis and practical advice to firms implementing the FIX Protocol. ioinet, FIXCITY's flagship product, takes a new approach to IOI distribution with sophisticated filters, IOI analysis tools and finely-targeted messaging, priced on a per-destination basis, enabling its community of leading buy- and sell-side firms to concentrate on their core trading activities.

Cautionary Statement on Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Actual future events, circumstances, performance and trends could materially differ from those set forth in these statements due to various factors, including but not limited to: general economic conditions; the effects of current, pending and future legislation; regulation and regulatory actions; actions and initiatives by both current and future competitors; our ability to accommodate increased levels of trading activity and keep current with market data requirements; the risks related to the ability of NYFIX to develop and market its products and services; NYFIX's success in obtaining, retaining and selling additional products and services to clients; the pricing of products and services; stock market activity; the ability of NYFIX's Transaction Services Division to maintain third-party assistance to access exchanges and other important trading venues; changes in technology; the availability of skilled technical associates; the ability of NYFIX to obtain necessary network equipment, technical support or other telecommunications services or being forced to pay higher prices for such equipment, support or services; and the impact of new acquisitions and divestitures; and other risks and uncertainties including those detailed in our SEC filings; as well as future decisions by us.  There can be no assurance that the forward-looking statements will prove to be accurate and the inclusion of such information should not be regarded as a representation by NYFIX or any other person that the objectives and plans of NYFIX will be achieved. In addition, the forward-looking statements included in this press release represent NYFIX's views as of the date of this press release. NYFIX anticipates that subsequent events and developments will cause NYFIX's views to change.  However, while NYFIX may elect to update these forward-looking statements at some point in the future, NYFIX specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing NYFIX's views as of any date subsequent to the date of this press release.  All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.